UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 3, 2005

CHARMING SHOPPES, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	000-07258	23-1721355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 WINKS LANE, BENSALEM, PA	19020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 245-9100

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On January 3, 2005, Charming Shoppes, Inc. (the “Company”) and Dorrit Bern, the Company’s President and Chief Executive Officer, entered into an Employment Agreement to be effective as of January 1, 2005 (the “Employment Agreement”). The Employment Agreement supercedes and replaces Ms. Bern’s existing Employment Agreement dated as of October 12, 1999, as amended.

The Employment Agreement provides for an employment term commencing on January 1, 2005 and ending on January 31, 2008. The term renews automatically from year to year thereafter unless Ms. Bern or the Company gives 90 days’ notice of intention not to renew the Employment Agreement.

The Employment Agreement entitles Ms. Bern to an annual base salary of $1,250,000 a year, and eligibility to receive an annual bonus of between 60% and 200% of base salary.

Under the Employment Agreement, Ms. Bern will be granted 215,000 restricted shares (“Initial Shares”) of Company common stock on January 3, 2005. The Initial Shares will vest in three equal installments on January 1, 2006, January 1, 2007 and January 1, 2008, respectively, subject to Ms. Bern’s continued employment with the Company through the vesting date. Vesting will be accelerated if Ms. Bern resigns for good reason, is terminated without cause, dies or becomes disabled, or upon a change of control (each a “Triggering Event”). A non-renewal of the Employment Agreement by the Company will be treated as a termination for good reason for purposes of the Employment Agreement. Ms. Bern has advised the Company that she intends to defer the Initial Shares pursuant to the Charming Shoppes Variable Deferred Compensation Plan for Executives.

In each of February 2005, February 2006 and February 2007, the Company will grant restricted shares (“Time Vested Shares”) of Company common stock having an aggregate fair market value of $1,250,000 on the date of grant, provided that no more than 208,333 Time Vested Shares will be granted in any single year. The Time Vested Shares will vest on January 31, 2007, January 31, 2008 and January 31, 2009, respectively, subject to Ms. Bern’s continued employment with the Company. Vesting will be accelerated upon a Triggering Event.

In each of February 2005, February 2006 and February 2007, the Company will grant restricted shares (“Performance Shares”) of Company common stock having an aggregate fair market value of $1,250,000 on the date of grant, provided that no more than 208,333 Performance Shares will be granted in any single year. The vesting of the Performance Shares will be based on achievement of Company performance targets over a three-year performance period beginning on the first day of the fiscal year in which each Performance Share grant is made. The performance targets will provide for 100% vesting based on achievement of the performance goals at target, partial vesting if performance exceeds a specified threshold and vesting above 100% for performance above target. Each grant of Performance Shares will vest on the last day of the performance period, subject to Ms. Bern’s continued employment with the Company. Vesting will be accelerated upon a Triggering Event, except that if Ms. Bern terminates employment for good reason due to the Company’s failure to renew the Employment Agreement at the end of the term, only the vesting of Performance Shares grants made in February 2005 and 2006 will be accelerated.

The Employment Agreement provides for Ms. Bern’s participation in the Company’s retirement and other employee benefit programs, perquisites which are suitable to the position of President and Chief Executive Officer in an amount up to $75,000 per year, and commuting expenses.

Pursuant to the Employment Agreement, Ms. Bern will receive severance benefits if her employment is terminated without cause or if she resigns for good reason. If Ms. Bern is terminated without cause or if she

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resigns for good reason, she will receive (i) two times the sum of her annual base salary and target annual bonus, which shall be paid in 24 monthly installments, (ii) continuation of health, welfare and benefit plan participation for two years following termination (unless substantially similar benefits are provided by a successor employer), (iii) a prorated target annual bonus for the year in which her termination occurs, (iv) full vesting of outstanding stock options, outstanding stock awards and her accrued benefit in the Company’s Supplemental Retirement Plan, and (v) other vested benefits under the Company’s plans and programs.

The Employment Agreement provides a different level of severance benefits if (i) Ms. Bern’s employment is terminated without cause or she terminates for good reason within 24 months after a change of control, (ii) Ms. Bern’s employment terminates without cause and within three months after such termination, a change of control occurs or a binding agreement is entered into that results in a change of control, or (iii) Ms. Bern resigns based on the Company or a successor materially breaching certain provisions of the Employment Agreement (each a “Qualifying Termination”). In the event of a Qualifying Termination, Ms. Bern will receive (i) a lump sum payment equal to three times the highest rate of her annualized base salary, (ii) a lump sum payment equal to three times the greater of her target annual bonus for the year in which her termination occurs or the year ending immediately prior to such termination, (iii) a prorated target annual bonus for the year in which her termination occurs; (iv) continuation of health care, life, accident and disability coverage for three years after termination (unless substantially similar benefits are provided by a successor employer); (v) full vesting of outstanding stock options, outstanding stock awards and her accrued benefit in the Company’s Supplemental Retirement Plan; and (vi) other vested benefits under the Company’s plans and programs.

If an excise tax under Section 280G of the Internal Revenue Code would be triggered by any payments under this Employment Agreement or otherwise, the Company shall pay a gross-up amount to Ms. Bern so that the amount she retains after tax is equal to the after-tax amount she would have retained had no excise tax applied.

After termination of employment as described above, the Company will pay or reimburse Ms. Bern for the cost of outplacement services, up to an amount equal to $50,000. To the extent permitted by law, the Company will pay legal fees incurred by Ms. Bern to enforce the Employment Agreement, up to a maximum of $50,000.

If Ms. Bern’s employment terminates by reason of death or disability, the Company will pay her base salary through the date of termination, a prorated target annual bonus for the year in which her termination occurs, and other vested benefits under the Company’s plans and programs.

If Ms. Bern is discharged with cause or if she resigns without good reason, she will receive her base salary through the date of termination and other vested benefits under the Company’s plans and programs.

Under the Employment Agreement, Ms. Bern has agreed not to compete with the Company and not to solicit its employees or suppliers during her employment and for a period of 24 months following termination of employment for any reason. As defined in the Employment Agreement, “competitor” means a chain of retail stores with 50 or more store locations, provided that the average square footage of the chain’s stores is less than 15,000 square feet. However, during any period in which Ms. Bern is receiving severance payments as a result of a termination without cause or for good reason (not in connection with a change of control), “competitor” means, in addition to a competitor as described above, a chain of retail stores with 100 or more store locations (without regard to square footage) whose gross revenues in plus size women’s apparel (sizes 14-34) exceeds 5% of its total gross revenues.

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Item 1.02 Termination of a Material Definitive Agreement

The Employment Agreement dated as of January 1, 2005 between the Company and Ms. Bern supercedes and replaces Ms. Bern’s existing Employment Agreement dated as of October 12, 1999, as amended (the “1999 Agreement”). Therefore, the 1999 Agreement will terminate as of January 1, 2005.

The 1999 Agreement is in many respects similar to the Employment Agreement discussed in Item 1.01 above. The 1999 Agreement has a five year term, and provides for salary, incentive compensation and benefits during the term. The 1999 Agreement provides severance benefits if Ms. Bern’s employment is terminated without cause or if she terminates for good reason. The 1999 Agreement provides a different level of severance benefits in the event of a termination in connection with a change of control, and provides a tax gross up with respect to any excise tax under section 280G of the Internal Revenue Code. The 1999 Agreement includes non-competition and non-solicitation covenants for a period of 24 months after termination of employment. As defined in the 1999 Agreement, “competitor” means a chain of retail stores with 50 or more store locations, provided that the average square footage of the chain’s stores is less than 15,000 square feet.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
99.1	Employment Agreement dated as of January 1, 2005 between the Company and Dorrit J. Bern.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARMING SHOPPES, INC.
(Registrant)
Date: January 3, 2005
/S/ ERIC M. SPECTER
Eric M. Specter
Executive Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Employment Agreement dated as of January 1, 2005 between the Company and Dorrit Bern.